UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2019

Natur International Corp.

(Exact name of registrant as specified in its charter)

Wyoming	000-54917	45-5547692
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Jachthavenweg 124 1081 KJ Amsterdam The Netherlands
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011 31 20 578 7700

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On February 6, 2019, Natur International Corp. (the “Company”) announced the appointment of Mr. Robert A. Paladino as the Chief Executive Officer of the Company and a director of the Company. Mr. Paladino joined Natur Holding BV, a wholly owned subsidiary of the Company (“Subsidiary”), as the Chief Executive Officer of the Subsidiary in November 2018, after leading two different emerging brands in the U.S. beverage Industry refrigerated juice categories. From January 2017 until November 2018, Mr. Paladino served as Chief Executive Officer of Pure Brazilian LLC, the U.S. marketing and distribution arm of The Pure Brazilian Company S.L. a Spanish holding company marketing coconut waters from Brazil with plantation and bottling assets in Brazil. From September 2014 through January 2017 Mr. Paladino served as Chief Executive Officer of World Waters LLC, the wholly owned sales, marketing and distribution company for the breakout brand WTRMLN WTR and the first commercially available watermelon juice in the refrigerated section of grocery stores. For the period preceding his time with World Waters, he was an investor in, and independent advisor to, several entrepreneur-led ventures in Florida, California and Nevada.

In connection with his appointment to serve as the Chief Executive Officer of the Company, Mr. Paladino, through a personal service company, will be paid a monthly salary of USD 16,000 per month by the Subsidiary and will be reimbursed for expenses in providing the services to the Company and the Subsdiary. Mr. Paladino, through a personal service company, has also been issued a six-year option to purchase an aggregate of 7,319,321 shares of common stock of the Company. The option granted by the Company provides for quarterly vesting of the shares, specifically, 914,915 shares shall vest on March 31, 2019, 609,943 shares shall vest quarterly thereafter until September 30, 2021, and the remaining 304,476 shares shall vest on November 16, 2021. Mr. Paladino will have the right to exercise vested shares at $.030303 per share at any time between January 1, 2022 and January 16, 2025. The option provides for cashless exercise and may be registered for resale at the election of the Company. If Mr. Paladino’s service agreement is terminated for a breach thereof, all vested and unvested options will terminate, but if the service agreement is otherwise terminated, then only then vested options will continue to be exercisable for the full term. Any unvested options will accelerate if there is a change of control through the sale of 90% or more of the equity of the Company.

In connection with Mr. Paladino’s appointment, Ms. Ellen Berkers has resigned as the Chief Executive Officer of the Company but will continue to act as the Chief Financial Officer.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natur International Corp.

Date: February 8, 2019	By:	/s/ Rob Paladino
	Name:	Rob Paladino
	Title:	Chief Executive Officer